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As filed with the Securities and Exchange Commission on April 14, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DexCom, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary standard industrial classification code number)	33-0857544 (I.R.S. Employer Identification Number)
5555 Oberlin Drive San Diego, California 92121 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
1999 Stock Option Plan 2005 Equity Incentive Plan 2005 Employee Stock Purchase Plan (Full Title of the Plans)

Andrew P. Rasdal President and Chief Executive Officer c/o DexCom, Inc. 5555 Oberlin Drive San Diego, California 92121 (Name, Address and Telephone Number of Agent For Service)

Copies to:
Robert A. Freedman, Esq. Nicholas S. Khadder Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value(6)	3,150,000(2)	$12.00(3)	$37,800,000.00(3)	$4,449.06

Common Stock, $0.001 par value(6)	2,868,537(4)	$1.50(5)	$4,302,805.50(5)	$506.44

Total	6,018,537	—	$42,102,805.50	$4,955.50

(1)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 1999 Stock Option Plan, 2005 Equity Incentive Plan and 2005 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2)
Shares available for grant, but not yet granted as of the date of this registration statement, under the 1999 Stock Option Plan, 2005 Equity Incentive Plan and 2005 Employee Stock Purchase Plan.

(3)
Estimated pursuant to Rule 457(c), based on the initial public offering price of the Registrant's Common Stock. The offering price is estimated solely for purposes of calculating the registration fee.

(4)
Shares subject to options outstanding as of the date of this registration statement.

(5)
Represents the weighted average exercise price (rounded to the nearest cent) for such outstanding options pursuant to Rule 457(h). The offering price is estimated solely for purposes of calculating the registration fee.

(6)
Each share of common stock includes one stockholder right as described under "Description of Capital Stock" in the Registrant's registration statement on Form S-1, as amended (File No. 333-122454).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

  (a)
  The Registrant's prospectus filed on April 13, 2005 pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1 (File No. 333-122454); and

  (b)
  The description of the Registrant's common stock and rights to purchase Series A Junior Participating Preferred Stock contained in the Registrant's registration statement on Form 8-A filed on March 25, 2005 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by the Delaware General Corporation Law, the Registrant's restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the Registrant or its stockholders,

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  •
  under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

  •
  for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Registrant's restated bylaws provide that:

  •
  the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions,

  •
  the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

  •
  the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions, and

  •
  the rights conferred in the bylaws are not exclusive.

        The Registrant has entered into Indemnification Agreements with its directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought.

        Reference is also made to Section 6 of the Underwriting Agreement for the Registrant's initial public offering (filed with the Registrant's registration statement on Form S-1 and cross referenced below), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

        The Registrant has directors' and officers' liability insurance for securities matters.

        See also the undertakings set out in response to Item 9 hereof.

        Reference is made to the following documents filed as exhibits (under the exhibit number set forth below) to the Registrant's Registration Statement on Form S-1 (File No. 333-122454) (the "Form S-1") regarding relevant indemnification provisions described above and elsewhere in the Registration Statement on Form S-1:

Exhibit Document	Number
Underwriting Agreement	1.01
Registrant's Restated Certificate of Incorporation	3.03
Registrant's Restated Bylaws	3.05
Second Amended and Restated Investors' Rights Agreement dated December 30, 2004	4.02
Form of Indemnity Agreement	10.01

Item 7.    Exemption From Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

  (a)
  The following exhibits are filed herewith:

Number		Exhibit Title
4.01	*	Certificate of Amendment of Registrant's Amended and Restated Certificate of Incorporation (Exhibit 3.02 of Form S-1).
4.02	*	Registrant's Restated Certificate of Incorporation (Exhibit 3.03 of Form S-1).
4.03	*	Registrant's Restated Bylaws (Exhibit 3.05 of Form S-1).
4.04	*	Form of Specimen Certificate for Registrant's common stock (Exhibit 4.01 of Form S-1).
4.05	*	Second Amended and Restated Investors' Rights Agreement, dated December 30, 2004 (Exhibit 4.02 of Form S-1).
4.06	*
Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibits A, B and C, respectively (Exhibit 4.03 of Form S-1).
4.07	*	1999 Stock Option Plan and related agreements (Exhibit 10.02 of Form S-1).
4.08	*	2005 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreements (Exhibit 10.03 of Form S-1).
4.09	*	2005 Employee Stock Purchase Plan and form of subscription agreement (Exhibit 10.04 of Form S-1).
5.01		Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01		Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.01		Power of Attorney (see page 5 of this registration statement).

*
Incorporated herein by reference to the indicated exhibit to Registrant's Registration Statement on Form S-1, as amended (File No. 333-122454).

Item 9.    Undertakings.

        a.     The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of April 2005.

DEXCOM, INC.
By:	/s/ ANDREW P. RASDAL Andrew P. Rasdal President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Andrew P. Rasdal and Steven J. Kemper, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:
/s/ ANDREW P. RASDAL Andrew P. Rasdal	President, Chief Executive Officer and Director	April 13, 2005
Principal Financial Officer and Principal Accounting Officer:
/s/ STEVEN J. KEMPER Steven J. Kemper	Chief Financial Officer	April 13, 2005
Additional Directors:
/s/ DONALD L. LUCAS Donald L. Lucas	Chairman of the Board of Directors	April 13, 2005

/s/ BRENT AHRENS Brent Ahrens	Director	April 13, 2005
/s/ KIM BLICKENSTAFF Kim Blickenstaff	Director	April 13, 2005
/s/ SEAN CARNEY Sean Carney	Director	April 13, 2005
/s/ DONALD A. LUCAS Donald A. Lucas	Director	April 13, 2005
/s/ GLEN D. NELSON Glen D. Nelson, M.D.	Director	April 13, 2005
/s/ JAY SKYLER Jay Skyler, M.D.	Director	April 13, 2005

Exhibit Index

Number		Exhibit Title
4.01	*	Certificate of Amendment of Registrant's Amended and Restated Certificate of Incorporation (Exhibit 3.02 of Form S-1).
4.02	*	Registrant's Restated Certificate of Incorporation (Exhibit 3.03 of Form S-1).
4.03	*	Registrant's Restated Bylaws (Exhibit 3.05 of Form S-1).
4.04	*	Form of Specimen Certificate for Registrant's common stock (Exhibit 4.01 of Form S-1).
4.05	*	Second Amended and Restated Investors' Rights Agreement, dated December 30, 2004 (Exhibit 4.02 of Form S-1).
4.06	*
Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibits A, B and C, respectively (Exhibit 4.03 of Form S-1).
4.07	*	1999 Stock Option Plan and related agreements (Exhibit 10.02 of Form S-1).
4.08	*	2005 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreements (Exhibit 10.03 of Form S-1).
4.09	*	2005 Employee Stock Purchase Plan and form of subscription agreement (Exhibit 10.04 of Form S-1).
5.01		Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01		Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.01		Power of Attorney (see page 5 of this registration statement).

*
Incorporated herein by reference to the indicated exhibit to Registrant's Registration Statement on Form S-1, as amended (File No. 333-122454).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
Exhibit Index